                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                      POCAHONTAS BANKSHARES CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       POCAHONTAS BANKSHARES CORPORATION
                               500 Federal Street
                         Bluefield, West Virginia 24701



April 1, 1996


Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Pocahontas Bankshares Corporation ("Corporation"), a West Virginia Corporation and owner of 100% of the outstanding common stock of its subsidiaries, First Century Bank, N.A., Bluefield, West Virginia ("Bluefield") and First Century Bank, Wytheville, Virginia, ("Wytheville") which will be held on TUESDAY, APRIL 16, 1996, AT 11:00 O'CLOCK A.M., AT FINCASTLE COUNTRY CLUB, ROUTE 720, DOUBLE GATES, BLUEFIELD, VIRGINIA.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return the enclosed proxy in the enclosed envelope for which postage has been paid. If you have any questions regarding the information in the attached proxy materials, please do not hesitate to call the office of First Century Bank, N.A., (304) 325-8181.

  You will be asked at the meeting to fix the number of directors for the Corporation for the ensuing year at fifteen (15), and to elect the nominees submitted for your consideration in the accompanying Proxy Statement. You will also be asked to ratify the selection of independent auditors for the Corporation for the year ending December 31, 1996. You will also be asked to approve a plan to amend the Articles of Incorporation to increase the number of authorized shares of the Corporation's common stock. You are urged to read this accompanying Proxy Statement carefully, as it contains detailed information regarding the nominees for directors of the Corporation and the independent auditors of the Corporation.


                                    Very truly yours,
                                    /s/ B. L. Jackson, Jr.
                                    ---------------------------------
                                    Chairman of the Board

                                    /s/ R. W. Wilkinson
                                    ---------------------------------
                                    R. W. Wilkinson, President
                                    and Chief Executive Officer

                       Pocahontas Bankshares Corporation
                       500 Federal Street, P. O. Box 1559
                         Bluefield, West Virginia 24701
                                 (304) 325-8181



                ----------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1996
                ----------------------------------------------


  The Annual Meeting of Stockholders of the Corporation will be held on Tuesday, April 16, 1996, at 11:00 a.m. at Fincastle Country Club, Route 720, Double Gates, Bluefield, Virginia, for the following purposes:

  (1) to fix the number of directors to be elected for the ensuing year at fifteen (15) and to elect the fifteen (15) nominees submitted for consideration in the Proxy Statement accompanying this Notice, and,

  (2) to ratify the selection of Coopers & Lybrand, Certified Public Accountants, to serve as independent auditors for the Corporation for the year ending December 31, 1996, and,

  (3) to approve a proposal to amend the Articles of Incorporation to increase the number of authorized shares of the Corporation's common stock, and,

  (4) such other business as may lawfully come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 27, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  Whether or not you plan to attend the meeting, please mark, date, sign and return the enclosed form of proxy to the Corporation as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.



                                    BY ORDER OF THE BOARD OF DIRECTORS,



                                    /s/ Charles A. Peters
                                    Secretary

April 1, 1996

Bluefield, West Virginia

                       POCAHONTAS BANKSHARES CORPORATION
                       500 Federal Street, P.O. Box 1559
                         Bluefield, West Virginia 24701
                                 (304)325-8181

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1996

                             PRELIMINARY STATEMENT

  This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting ("Annual Meeting") of Stockholders of Pocahontas Bankshares Corporation ("Corporation"), to be held Tuesday, April 16, 1996, at 11:00 a.m. at Fincastle Country Club, Route 720, Double Gates, Bluefield, Virginia, and any adjournments thereof.

                     SOLICITATION AND REVOCATION OF PROXIES

  All costs of this solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, certain directors, officers and employees of the Corporation and the banks may solicit proxies in person or by telephone. Such persons will not receive compensation for such solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses, if any, incurred in forwarding materials to their respective clients.

  A stockholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by written notice received prior to the Annual Meeting or by timely submission of a subsequently dated proxy. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder. If the form of proxy is signed and returned but specifications are not made, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting which accompanies the Proxy Statement. Attendance at the Annual Meeting by a stockholder who has given a proxy shall not have the effect of revoking the proxy unless he or she shall so notify the Secretary of the Annual Meeting before the proxy is voted. The persons named as proxies on the accompanying form of proxy were selected by the Board of Directors of the Corporation and are currently directors of the Corporation.

                          VOTING AT THE ANNUAL MEETING

  The close of business on March 27, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 27, 1996, there were 2,000,000 authorized shares of capital stock, $1.25 par value, of the Corporation ("Capital Stock"), 1,000,000 of which shares were issued and outstanding and entitled to vote at the Annual Meeting.

  First Century Bank, N.A., a wholly-owned subsidiary of Pocahontas Bankshares Corporation, holds of record as trustee, co-trustee, executor, co-executor or agent, but not beneficially, 111,624 shares of Capital Stock representing 11.16% of the outstanding Capital Stock of the Corporation. Of these shares the bank holds 90,762 shares as sole trustee of certain revocable and irrevocable trusts and as sole executor of certain estates. The shares held by the bank as co-trustee will be voted by the individual co-trustee and not by the bank. The shares held by the bank as sole trustee or as sole executor will be voted by the bank in accordance with the terms of the trust agreement or at the direction of either (a) the principal or the grantor in the case of revocable trusts, or (b) at the direction of the majority of the adult beneficiaries in the case of irrevocable trusts and estates in which the bank serves as sole executor.

  Each stockholder will be entitled to one vote for each share of Capital
Stock registered in his or her name on the books of the Corporation as of the close of business on March 27, 1996. The approval of the holders of a majority of the shares eligible to vote at the meeting is required to elect an individual to serve as director. Cumulative voting is permitted in the election of directors. Accordingly, in voting for directors each shareholder has the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number his shares shall equal, or to distribute such vote on the same principle among as many candidates as he shall think fit. The Board of Directors reserves the right to instruct its proxies to vote cumulatively unless otherwise directed by the shareholder.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of March 27, 1996, the persons or entities who to the best information and knowledge of the Corporation, beneficially own more than 5% of the outstanding shares of the Corporation's Capital Stock. Except where otherwise indicated, the following stockholders are the record owners of, and possess sole voting and investment powers with respect to, all of their shares.


Name and Address                  Amount and Nature of        Percent
of Beneficial Owner               Beneficial Ownership        of Class
-------------------               --------------------        ---------
R. W. Wilkinson                        115,274/(1)/           11.5274%
2207 Orchard Way
Bluefield, West Virginia 24701

The Ethel N. Bowen Foundation           65,000/(2)/            6.5000%
500 Federal Street

Bluefield, West Virginia 24701

----------------------

(1) Includes 110,274 shares owned of record by Mr. Wilkinson. Also includes 5,000 shares owned of record by Mr. Wilkinson's wife, as to which Mr. Wilkinson disclaims beneficial ownership.

(2) These shares are held by First Century Bank, N.A. as a safekeeping custodian for The Ethel N. Bowen Foundation. The Ethel N. Bowen
    Foundation is a private charitable foundation, the affairs of which are governed by a board of directors composed of five persons. Three of these directors are also directors of the Pocahontas Bankshares Corporation and First Century Bank, N.A. and include: B. L. Jackson, Jr., R. W. Wilkinson, and B. K. Satterfield. The fourth director, F.W. Wilkinson, is a director of First Century Bank, N.A. The fifth director is Henry C. Bowen.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, as of March 27, 1996, to the best information and knowledge of the Corporation, (a) the name and age of each nominee currently serving as a director of the Corporation, (b) certain information regarding his principal occupation during the last five years, (c) the year in which he first became a director, (d) the number and percentage ownership of the Corporation's Capital Stock beneficially owned by him, and (e) the number and percentage ownership of shares of the Corporation's Capital Stock beneficially owned by all officers and directors as a group. Unless otherwise indicated, each director is the record owner of, and possesses sole voting and investment power with respect to, all of his shares and has been primarily engaged in the occupation indicated for the past five years.

                                                                                                                     Amount and
                                                                                                                     Nature of
                                                                                    Served as a                     Beneficial
                                            Principal                              Director of                       Ownership
                                            Occupation                          Pocahontas Bankshares                 and % of
Name and Age                               (Five Years)                                Since                             Class
--------------------------    ----------------------------------------   ---------------------------------------  --------------
Eustace Frederick             Mining Engineering Consultant;                         1987                           1,600/(1)/
     65                       Formerly, Senior Vice President                                                           .1600%
                              Consolidation Coal Company

P. Stanley Hodges, C.P.A.     President, Hodges, Jones & Co., P.C.                   1993                           6,296/(2)/
     48                                                                                                                 .6296%


                                                                                                                    Amount and
                                                                                                                     Nature of
                                                                                    Served as a                     Beneficial
                                            Principal                              Director of                       Ownership
                                            Occupation                          Pocahontas Bankshares                 and % of
Name and Age                               (Five Years)                                Since                             Class
--------------------------    ----------------------------------------   ---------------------------------------  --------------

B. L. Jackson, Jr.            Chairman of the Board of the Corporation               1983                           6,306/(3)/
     71                       Formerly, President, The First National                                                   .6306%
                              Bank of Bluefield

Robert M. Jones, Jr., M.D.    Physician and Surgeon                                  1993                               26,516
     43                                                                                                                2.6516%

Harold L. Miller              President, Flat Top Insurance Agency                   1984                                1,500
     61                                                                                                                 .1500%

Charles A. Peters             Secretary of the Corporation,                          1983                                6,630
     73                       President, Peters Equipment Inc.                                                          .6630%

C. E. Richner                 President, C. E. Richner Drilling                      1989                                1,462
     72                       Company                                                                                   .1462%

Byron K. Satterfield          Executive Vice President and Trust                     1984                           8,260/(4)/
     56                       Officer of First Century Bank, N.A.                                                       .8260%

John C. Shott                 Chairman of the Board,                                 1987                                5,240
     72                       Paper Supply Company                                                                      .5240%

Scott H. Shott                Vice President, The Hugh I.                            1985                               12,574
     69                       Shott, Jr. Foundation                                                                    1.2574%

Walter L. Sowers              President, Pemco Corporation,                          1983                                6,150
     56                       Manufacturer of Electrical Products                                                       .6150%

J. Brookins Taylor, M.D.      Physician                                              1984                          17,448/(5)/
     68                                                                                                                1.7448%

James P. Thomas, M.D.         Physician and Surgeon                                  1986                                3,000
     66                                                                                                                 .3000%

Frank W. Wilkinson            Vice President, Marketing and                       New Nominee                            1,500
     34                       Branch Administration, First                                                              .1500%
                              Century Bank, N.A.

                                                                                                                    Amount and
                                                                                                                     Nature of
                                                                                    Served as a                     Beneficial
                                            Principal                              Director of                       Ownership
                                            Occupation                          Pocahontas Bankshares                 and % of
Name and Age                               (Five Years)                                Since                             Class
--------------------------    ----------------------------------------   ---------------------------------------  --------------

R. W. Wilkinson               President and Chief Executive Officer                  1983                         115,274/(6)/
     63                       of the Corporation and First Century                                                    11.5274%
                              Bank, N.A., Chairman, First Century Bank
All Directors as a                                                                                                     219,756
Group  (15 persons)                                                                                                   21.9756%

-------------------
(1) Includes 800 shares owned of record by Mr. Frederick. Also, includes 200 shares owned of record by Mr. Frederick's wife and 600 shares owned of record by Mr. Frederick's children.

(2) Includes 800 shares owned of record by Mr. Hodges. Also, includes 3,336 shares owned of record by a pension plan for the company of which Mr. Hodges is a principal, and 2,160 shares owned of record by a limited liability company of which Mr. Hodges is a 36% owner.

(3) Includes 3,550 shares owned of record by Mr. Jackson. Also, includes 2,580 shares owned of record by Mr. Jackson's wife and 176 shares owned of record by Mr. Jackson's children.

(4) Includes 6,010 shares owned of record by Mr. Satterfield. Also, includes 500 shares controlled by Mr. Satterfield as trustee of a family trust, 1,700 shares owned by Mr. Satterfield's wife and 50 shares owned by Mr. Satterfield's minor son.

(5) Dr. Taylor disclaims beneficial ownership of 16,648 shares which shares are held in trust for the benefit of Dr. Taylor's wife.

(6) Includes 110,274 shares owned of record by Mr. Wilkinson. Also includes 5,000 shares owned of record by Mr. Wilkinson's wife as to which Mr. Wilkinson disclaims beneficial ownership. Mr. Wilkinson is a principal stockholder of the Corporation (see "PRINCIPAL STOCKHOLDERS" above). Mr. Wilkinson was also Chairman of the Board of Bluefield Distributing Company, a West Virginia corporation, which filed for protection under Chapter 11 of the federal bankruptcy laws on February 11, 1991.

------------------------------------------------------

  Effective April 16, 1996, Mr Stelio J. Corte will retire from the Corporation's Board of Directors. The Corporation wishes to thank Mr. Corte for his many years of dedication and service.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

The table below shows the names and ages of all executive officers of the Corporation and/or its subsidiaries and the position held by them and the dates when elected as an executive officer of the Corporation and/or its subsidiaries and the number of shares and percentage owned.


                                                 Year               Present Position with the         Number of Shares
Name                             Age            Elected             Corporation and/or Banks           and Percentage
------------------------     ------------  ----------------  -------------------------------------  -------------------
B. L. Jackson                     71             1983          Chairman of the Board of the               6,306 - .6306%
                                                               Corporation

R. W. Wilkinson                   63             1983          President and Chief Executive          115,274 - 11.5274%
                                                               Officer of the Corporation and First
                                                               Century Bank, N.A.; Chairman, First
                                                               Century Bank

Charles A. Peters                 73             1983          Secretary of the Corporation               6,630 - .6630%

William E. Albert                 44             1984          Assistant Secretary of the                   500 - .0500%
                                                               Corporation; Vice President and
                                                               Cashier, First Century Bank, N.A.

Byron K. Satterfield              56             1989          Executive Vice President and               8,260 - .8260%
                                                               Trust Officer, First Century
                                                               Bank, N.A.

Ronnie S. Kennett                 57             1989         Senior Vice President/Loans,                 500 - .0500%
                                                              First Century Bank, N.A.

J. Ronald Hypes                   34              1994        Treasurer of the Corporation;                 64 - .0064%
                                                              Vice President and Comptroller
                                                              First Century Bank, N.A.



                            COMMITTEES OF THE BOARD

  The Corporation has a standing Audit and Compliance Committee which consists
of five (5) members:   Messrs. Frederick, Hodges and Richner, as well as two (2)
directors from the subsidiary banks' boards of directors. The Audit and Compliance Committee met four (4) times during 1995. This committee reviews and evaluates significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent auditors, the scope and results of the examination of financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The Audit and Compliance Committee is also responsible for monitoring trust activities, including the review of the assets in each trust as to their safety and current value, the advisability of retaining or disposing of such assets, and whether trust funds awaiting investment or distribution have been held longer than was reasonably necessary.

  Although the Board of the Corporation has no standing nominating committee, the Executive Committee makes recommendations regarding nominees to the Board of Directors. The members of the committee are Messrs. Jones, Peters, Satterfield, Scott Shott and Wilkinson. This committee met three (3) times during 1995. Additionally, the Executive Committee is responsible for the management of the budget, the development of policies and implementation of such policies, review of personnel and salaries and to exercise, when the board is not in session, all powers of the Board of Directors that may lawfully be delegated.

  The Board of the Corporation has no standing compensation committee. The officers and directors of Pocahontas Bankshares who are also directors or officers of the subsidiary banks do not receive compensation or directors' fees from the Corporation. The salaries of the officers and employees of the Corporation's wholly-owned subsidiaries are established by the boards of directors and committees of those respective subsidiaries.

  The Board of the Corporation met five (5) times in 1995. The following directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the board on which he served: Messrs. Frederick, Scott Shott and Thomas.

                           COMPENSATION OF DIRECTORS

  The directors of the Corporation were paid $250 for each Corporation board meeting attended during 1995. Also, non-employee directors were paid $100 for each committee meeting attended. Employee directors were not paid for committee meetings. Directors of the Corporation who were also directors of the various subsidiaries received compensation as follows: First Century Bank, N.A. - $150 for each board meeting attended on dates other than Corporation meeting dates and $100 for each committee meeting attended; First Century Bank - $100 for each board meeting attended and $50 for each committee meeting attended. During 1995 there were no other arrangements pursuant to which any director of the Corporation was compensated for services as a director.

  Also, in lieu of paying fees for attending committee meetings of the various boards of directors of the Corporation and its subsidiaries, Messrs. Satterfield and Wilkinson, officers of First Century Bank, N.A., were paid monthly fees for each of the boards of directors of the Corporation and its subsidiaries on which they serve.


                             EXECUTIVE COMPENSATION

  The following summary compensation table sets forth through December 31, 1995, the information concerning compensation for services rendered during the Corporation's past three fiscal years to the Corporation and/or its subsidiaries in all capacities paid to or accrued for the Chief Executive Officer, and any other executive officer whose salary and bonus exceeded $100,000.00 for those years.


     Name of Individual                                                   Other                  All
       and Capacities                       Cash                          Annual                Other
      in which served         Year         Salary     Bonus/(1)/      Compensation/(2)/  Compensation/(3)/
---------------------------   ----        --------  -------------  --------------------  --------------------
R. W. Wilkinson               1995        $174,480        $28,113          $4,050               $25,316
President, Chief              1994         167,190         26,628           4,650                22,436
Executive Officer             1993         162,300         24,741           4,450                19,206
and Director of the
Corporation and Bluefield;
Chairman of the Board,
Wytheville

Byron K. Satterfield          1995        $ 89,280        $12,637          $2,850               $ 9,731
Director of the               1994          85,020         11,847           4,000                 9,305
Corporation and               1993          82,530         11,363           3,050                 7,818
Executive Vice President
and Trust Officer of
Bluefield

(1) The amounts in the Bonus column include cash bonuses paid pursuant to a plan approved by the Board of

     Directors covering officers and employees, providing for cash bonus payments calculated on the basis of the interaction between the Corporation's net income and a percentage of salary formula. The interaction of the percentage of salary formula with net income produced a progressive scale of bonus payments from 9.03% of the participant's salary to 11.12% of the participant's salary depending upon whether the participant was an employee or executive officer. Mr. Wilkinson received the following amounts under this plan: 1995 - $19,803; 1994 - $18,868; and 1993 - $18,315. Mr. Satterfield received the following amounts under this plan: 1995 -$10,128; 1994 - $9,594; and 1993 - $9,314. A similar bonus plan is in effect for the fiscal year ending December 31, 1996. Additionally, under a split-dollar life insurance arrangement, Mr. Wilkinson received the following bonus amounts to be applied to the cost of insurance: 1995 - $8,310; 1994 - $7,760; and 1993 - $6,426. Mr.
     Satterfield received the following amounts under a similar split-dollar life insurance arrangement: 1995 - $2,509; 1994 - $2,253; and 1993 -
     $2,049.

(2)  Includes amounts paid for services as a director.

(3) Includes amounts contributed by the Corporation pursuant to its qualified 401(k) retirement savings plan as follows: Mr. Wilkinson, 1995 - $4,255; 1994 - $4,620; and 1993 - $4,497; Mr. Satterfield, 1995 - $3,910; 1994 -
     $4,397; and  1993 - $3,763.   Additionally, the current dollar value of the
     benefit to executive officers of the remainder of the premiums paid by the Corporation under a split-dollar life insurance arrangement, projected on an actuarial basis, is as follows: Mr. Wilkinson, 1995 - $21,061; 1994 - $17,816; and 1993 - $14,709; Mr. Satterfield, 1995 - $5,821; 1994 - $4,908;
     and 1993 - $4,055.

    The Corporation provides certain personal benefits to officers not directly related to job performance, such as personal use of automobiles and the portion of club dues and fees which may be attributable to personal use. Management of the Corporation has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of either $50,000 or 10% of total salary and bonus for any individual officer.

                            RETIREMENT SAVINGS PLAN

     The Corporation maintains a qualified 401(k) retirement savings plan. All full time employees are eligible to participate on a voluntary basis, after completing their first year of service. All employee contributions were matched by the Corporation at a rate of fifty percent (50%) of the employee contribution for 1995.

                                  PENSION PLAN

     The Corporation and its subsidiaries have maintained a qualified, noncontributory pension plan for which each year's accrued costs are funded by the bank. This plan was amended January 1, 1989, to incorporate any new subsidiaries which may become associated with the Corporation. Amounts are accrued or set aside each fiscal year to provide fixed benefits to employees in the event of retirement at a specified age after a specified number of years of service. The amount of estimated annual benefits upon retirement assumes that the employee will continue to be employed at his or her present compensation until retirement at age 65. All employees who have attained the age of 20 1/2 and who have been employed for at least six (6) months are eligible to participate. Benefits are determined on an actuarial basis under a formula which takes into consideration the participant's years of service and highest average earnings. The cost of contributions to the plan is not included in the table contained under the caption "EXECUTIVE COMPENSATION" because the regular actuaries of the plan cannot readily calculate the amount of the contribution applicable to individual members of the plan. Because of the present excess funded position of the pension plan, no contributions have been made since 1985.

     The table set forth below illustrates the estimated annual retirement benefits payable to salaried employees, based on approximate current salary levels, assuming retirement at age 65 on January 1, 1996.


 Average Annual                      Years of Service
 Salary, Highest            ----------------------------------
   Five Years                  15       20       25       30
----------------            -------  -------  -------  -------
 $ 15,000                   $ 4,275  $ 5,700  $ 7,125  $ 8,550
   25,000                     7,125    9,500   11,875   14,250
   35,000                     9,975   13,300   16,625   19,950
   45,000                    12,825   17,100   21,375   25,650
   55,000                    15,675   20,900   26,125   31,350
   65,000                    18,525   24,700   30,875   37,050
   75,000                    21,375   28,500   35,625   42,750
   85,000                    24,225   32,300   40,375   48,450
   95,000                    27,075   36,100   45,125   54,150
  105,000                    29,925   39,900   49,875   59,850
  115,000                    32,775   43,700   54,625   65,550
  125,000                    35,625   47,500   59,375   71,250
  135,000                    38,475   51,300   64,125   76,950
  145,000                    41,325   55,100   68,875   82,650

  As of December 31, 1995, Mr. Wilkinson had 33 credited years of service and Mr. Satterfield had 32 credited years of service under the pension plan.

                              CERTAIN TRANSACTIONS

EXTENSIONS OF CREDIT

  The Corporation, through its wholly-owned subsidiaries, has had, and expects to have in the future, banking transactions in the ordinary course of its business with some of its directors, officers, principal stockholders, and the companies with which they are associated. All loans and commitments to extend loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, at the time these credits were made they did not present more than normal risk of collectibility or present other unfavorable circumstances.

  Mr. Wilkinson was Chairman of the Board and a principal stockholder of Bluefield Distributing Company, a West Virginia corporation, which filed for protection under Chapter 11 of the federal bankruptcy laws on February 11, 1991. As a result of this action, credits extended to the company became non-performing. The Corporation's lead subsidiary, First Century Bank, N.A., as well as other local banks, had provided lending services to this company for many years. Approximately $57,000 in related loans is in non-accrual status and secured by accounts receivables of the company which are being used to curtail the balance. Management does not anticipate any loss of principal.


                              INDEPENDENT AUDITORS

  A proposal will be submitted at the Annual Meeting seeking the ratification of the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as the Corporation's independent auditors for the fiscal year ending December 31, 1996. Coopers & Lybrand has served as the Corporation's independent auditors since 1993.

  A representative of Coopers & Lybrand will be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to questions of stockholders.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                      OF POCAHONTAS BANKSHARES CORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES

  The Corporation's Board of Directors, at a meeting held on February 21, 1996, unanimously adopted resolutions approving and recommending to the Stockholders for their adoption an Amendment to the Restated Articles of Incorporation ("Articles") of the Corporation. This Amendment provides that Article VI of the Corporation be amended and restated in order to increase the number of authorized shares of the Corporation from 2,500,000 shares of common stock at a par value of $1.25 each to 10,000,000 shares of authorized common stock with a par value of $1.25 each. Specifically, Article VI of the Articles, which now reads as follows:

  "VI. The amount of the total authorized capital stock of the Corporation shall be Two Million Five Hundred Thousand Dollars ($2,500,000.00) which shall be divided into Two Million (2,000,000) shares of the par value of One Dollar and Twenty-Five Cents ($1.25) each."


would be amended and restated to read:

  "VI. The amount of total authorized capital stock of said Corporation shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) which shall be divided into Ten Million (10,000,000) shares of the par value of One Dollar and Twenty-Five Cents ($1.25) each."

  The proposed increase in the authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions, a dividend reinvestment plan and for other general corporate purposes, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action.

  The Corporation has no present plans, arrangements or understandings which would involve the issuance of additional shares of common stock to be authorized by this proposal.

  Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Corporation. Such additional shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Corporation. The Board of Directors is currently unaware of any hostile or otherwise unwarranted efforts by any party to obtain controlling interest in the Corporation.

  If the proposed amendment is approved by the shareholders, the additional shares of common stock so authorized could be issued, in the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuances of common stock by the Corporation and their interest in the Corporation could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation right and book and market value. Accordingly, the Board of Directors will, in the exercise of their fiduciary duties to the shareholders, weigh all the factors carefully, together with the needs and prospects of the Corporation, before committing to the issuance of further shares not requiring shareholder approval.

  The increase of the authorized shares, if approved will take effect on the date the Amended and Restated Articles of Incorporation are filed with the Secretary of State of West Virginia.

             VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENT

  Under the Articles, any amendment to the Restated Articles of Incorporation requires the approval of two-thirds (2/3) of the holders of the outstanding stock of the Corporation entitled to vote at the Annual Meeting.

  The Corporation's Board of Directors unanimously recommends that the stockholders vote FOR adoption of the amendment to the Articles discussed above.


                                OTHER BUSINESS

  The Board of Directors and management of the Corporation are not aware of any other matters not referred to in the enclosed Proxy which may be brought before the Annual Meeting. However, if any matter other than the election of directors, the ratification of the selection of independent auditors or matters incident thereto should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters. As of the date of the preparation of this Proxy Statement, no stockholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                 1997 ANNUAL MEETING-PROPOSALS OF STOCKHOLDERS

  Any stockholder who intends to present a proposal at the Corporation's Annual Meeting, to be held in April 1997, must submit the proposal to its principal executive office at P. O. Box 1559, Bluefield, West Virginia 24701, (304) 325-8181, on or before December 31, 1996, for inclusion in the Corporation's Proxy Statement and form of Proxy for the Annual Meeting. All stockholders' proposals should be sent by registered mail return receipt requested.

                             FINANCIAL INFORMATION

  A COPY OF THE CORPORATION'S 1995 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE 1995 ANNUAL REPORT MAY BE OBTAINED FREE OF CHARGE FROM J. RONALD HYPES, TREASURER, POCAHONTAS BANKSHARES CORPORATION, P. O. BOX 1559, BLUEFIELD, WEST VIRGINIA 24701, (304) 325-8181.

  THE CORPORATION WILL FILE ITS ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED FROM THE CORPORATION AT THE ADDRESS INDICATED ABOVE.

                                             B. L. JACKSON, JR.
                                             CHAIRMAN OF THE BOARD

                                             R. W. WILKINSON, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER
Bluefield, West Virginia
April 1, 1996

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF

                       POCAHONTAS BANKSHARES CORPORATION

  The undersigned stockholder(s) of POCAHONTAS BANKSHARES CORPORATION, hereby appoints and constitutes CHARLES A. PETERS, C. E. RICHNER, BYRON K. SATTERFIELD AND SCOTT H. SHOTT, or any one of them, but if more than one present, a majority of them present, to act as lawful attorney or proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Corporation to be held on April 16, 1996, at Fincastle Country Club, Route 720, Double Gates, Bluefield, Virginia, at 11:00 a. m. or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

1. To elect fifteen (15) directors of the Corporation for terms of one year, and until their successors are elected and qualified.


    _______ FOR  all nominees listed below        _______ WITHHOLD AUTHORITY
  (except as marked to the contrary below)      You may withhold authority to vote for any nominee by
                                                lining through or otherwise striking out his name.

Eustace Frederick                                           Charles A. Peters                              Walter L. Sowers
P. Stanley Hodges, C.P.A.                                   C. E. Richner                                  J. Brookins Taylor, M. D.
B. L. Jackson, Jr.                                          Byron K. Satterfield                           James P. Thomas, M. D.
Robert M. Jones, M.D.                                       John C. Shott                                  Frank. W. Wilkinson
Harold L. Miller                                            Scott H. Shott                                 R. W. Wilkinson

2. To ratify the selection of the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent auditors of the Corporation for the fiscal year year ending December 31, 1995.

         ________ FOR    _______ AGAINST     ________ ABSTAIN

3. To approve the proposal to amend the Articles of Incorporation to increase the number of authorized shares of the Corporation's common stock from 2,000,000 shares to 10,000,000 shares.

         ________ FOR    _______ AGAINST     ________ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2.
              ---

   Dated this _________________ 1996     ___________________________ Signature
(Please date and sign exactly as name(s)
   appear on the share certificate.)     ___________________________ Signature

                                         (When signing as an attorney,
                                         administrator, trustee or guardian,
                                         please give full title as such.  If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer.  If a partnership,
                                         please sign in partnership  name by
                                         authorized person. For joint accounts,
                                         each joint owner should sign.)